                                                                     Exhibit 5.1

                                October 21, 1999

Asymetrix Learning Systems, Inc.
110-110th Avenue, NE
Bellevue, WA 98064

Gentlemen/Ladies:

    At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about October 22, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,464,017 shares of your Common Stock (the "STOCK"), 1,466,275 of which are issuable upon conversion of Series A Convertible Preferred Stock issued to Marshall Capital Management, Inc. and Vulcan Ventures (the "CONVERSION STOCK") and 997,742 of which are issuable upon the exercise of Common Stock Purchase Warrants (the "WARRANT STOCK") and all of which Stock will be sold by certain selling stockholder (the "SELLING STOCKHOLDERS").

    In rendering this opinion, we have examined the following:

    (1) your registration statement on Form 8-K (File Number 000-24289) filed with the Commission on October 13, 1999, together with the exhibits filed as a part thereof;

    (2) your registration statement on Form 8-A (File Number 000-24289) filed with the Commission on May 19, 1998, together with the order of effectiveness issued by the Commission therefor on June 12, 1998;

    (3) the Registration Statement, together with the Exhibits filed, or incorporated by reference, as a part thereof;

    (4) the Prospectuses prepared in connection with the Registration Statement;

    (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books, that are in our possession;

    (6) the stock records that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated October 21, 1999 verifying the number of such issued and outstanding securities as of the date hereof); and

    (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

    By telephone call to the offices of the Commission, we have confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

    In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

    You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

    Based upon the foregoing, it is our opinion that the 1,466,275 shares of Conversion Stock to be sold by the Selling Stockholders pursuant to the Registration Statement when issued upon conversion of the Series A Convertible Preferred Stock will be validly issued, fully paid and nonassessable and that the 997,742 shares of Warrant Stock to be sold by the Selling Stockholder pursuant to the Registration Statement when issued in accordance upon exercise of the Common Stock Warrant Purchase Warrant will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

    This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                          Very truly yours,
                                          FENWICK & WEST LLP
                                          By: /s/ JEFFREY VETTER
                                          --------------------------------------
                                            Jeffrey Vetter, a Partner